UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

Getty Realty Corp.

(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110 Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2015, The Company announced that Mark J. Olear has been promoted to Chief Operating Officer, effective June 1, 2015. Mr. Olear, age 51, joined the Company in 2014 as Executive Vice President and Chief Investment Officer and has more than 18 years of real estate industry experience. Prior to joining Getty, Mr. Olear held various positions in real estate with TD Bank, Home Depot, Toys “R” Us and A&P. As part of Mr. Olear’s new role, he will be responsible for managing all of the Company’s real estate activities including acquisitions, leasing and property management. Concurrent with Mr. Olear’s promotion, his base salary was increased by $30,000 from $335,000 to $365,000.

A press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Getty Realty Announces Appointment Of New Chief Operating Officer dated June 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: June 8, 2015	By:	/s/ Christopher J. Constant
Christopher J. Constant
Vice President, Chief Financial Officer and Treasurer